UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)           May 23, 2005

SUNTRON CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-49651	86-1038668

(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 WEST GRANDVIEW ROAD, PHOENIX, ARIZONA	85023

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (602) 789-6600

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.
SIGNATURE

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

     On May 23, 2005, Suntron Corporation (the “Company”) received notice from the staff of The Nasdaq Stock Market (“Nasdaq”) that the Company does not currently comply with Marketplace Rule 4450(a)(2) (the “Rule”), which is a requirement for continued listing on the Nasdaq National Market, because the Company has not maintained a minimum market value of publicly held shares of $5,000,000 for the 30 consecutive trading days preceding May 23, 2005. In accordance with standard Nasdaq practices, the staff of Nasdaq has notified the Company that the Company has 90 calendar days, or until August 22, 2005, to comply with the Rule. If, at any time prior to August 22, 2005, the minimum market value of publicly held shares of our common stock is $5,000,000 or more for a minimum of 10 consecutive trading days, the staff will provide the Company notice that the Company complies with the Rule.

     If the Company is unable to comply with the Rule on or before August 22, 2005, then the staff of Nasdaq will provide written notification to the Company that the Company’s common stock will be delisted. At that time, the Company may appeal the staff’s decision. The Company is currently evaluating its options with respect to its potential delisting from the Nasdaq National Market.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNTRON CORPORATION
Date: May 27, 2005	By:	/s/ Peter W. Harper
Peter W. Harper
Chief Financial Officer